                                                                  EXHIBIT 10.6.1

1.       BASIC LEASE TERMS

         A.       DATE OF LEASE: June 28, 2001

         B.       TENANT: Blue Nile, Inc., a Delaware corporation
                  Trade Name:
                  Address (Leased Premises): 5907 Fourth Ave. S., Seattle,
                   WA 98134
                  Building Unit:____________________

                  Address (For Notices):
                  At the Premises.
                  Attention:________________________
                  Telephone:________________________
                  Facsimile:________________________

                  With copy to:
                  Blue Nile, Inc.
                  2025 First Avenue, Suite 300
                  Seattle WA 98121
                  Attention: Chief Operating Officer
                  Telephone: (206) 336-6700
                  Facsimile: (206) 336-6750

         C. LANDLORD: Gull Industries Inc., a Washington corporation Address (For Notices): P.O. Box 24687, Seattle, WA 98124
                  Attention: William T. Vivian
                  Telephone: (206) 624-5900
                  Facsimile: (206) 624-5412
                  or to such other place as Landlord may from time to time designate by written notice to Tenant.

         D. TENANT'S USE OF PREMISES: General office and uses related to a wholesale and/or retail jewelry fulfillment center, including but not limited to, shipping, receiving, warehousing and manufacturing of high-end jewelry products.

         E.       PREMISES AREA: Approximately 9,400 Rentable Square Feet

         F.       PROJECT AREA: Approximately 27,200 Rentable Square Feet

         G. TERM OF LEASE: The term ("Term") of this Lease shall commence on the Commencement Date as set forth in Section 3 and shall terminate on the last day of the sixtieth (60th) full calendar month after the Commencement Date (the "Expiration Date"). The anticipated date for the Commencement Date is August 24, 2001.

         H. BASE MONTHLY RENT (months refer to period through the applicable full calendar month):

Period                                 Rent/RSF/Year
------                                 -------------
Commencement Date - Month 12               $9.50                   7441.67/MO
Month 13 - Month 24                       $10.00                   7833.33/MO
Month 25 - Month 36                       $10.50                   8225.00/MO
Month 37 - Month 48                       $11.00                   8616.67/MO
Month 49 - Month 60                       $12.00                   9400.00/MO

         I.       PREPAID RENT (for months in addition to first month's rent):
                  N/A

         J.       SECURITY DEPOSIT: See Section 6.

         K. BROKER(S): Tenant's Broker: Larry Blackett, Kidder Mathews Senger; Landlord's Broker: Bob Hartsell, Hallwood

         L.       GUARANTOR(S): None.

         M.       EXHIBITS:

                    Exhibit A - The Premises
                    Exhibit B - The Project
                    Exhibit C - Landlord's Work and Work Letter Agreement Exhibit D - Rules and Regulations
                    Exhibit E - Tenant Sign Criteria
                    Exhibit F - Additional Utilities or Services [if applicable] Exhibit G - Permitted Substances
                    Exhibit H - Location of Reserved Parking Stalls

2.       PREMISES/COMMON AREAS/PROJECT.

         A.       PREMISES. Landlord leases to Tenant the premises described in
                  Section 1 and in Exhibit A (the "Premises"), located in this project described on Exhibit B (the "Project"). By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition, subject to any Landlord's Work required under this Lease. Landlord's Work shall consist of such work, if any, as is specifically identified as Landlord's construction responsibility under Exhibit C. Unless otherwise identified in the punchlist or otherwise in written notice from Tenant to Landlord prior to the dates specified below, Landlord's Work shall be deemed approved by Tenant in all respects on the date Tenant begins to move its personal property into the Premises. Prior to the Commencement Date, Landlord shall schedule with Tenant an inspection of Landlord's Work. Following such inspection, Landlord's architect shall prepare a "punch list" (as such term is used in the construction industry) of such Landlord's Work. The existence of defects of a nature commonly found on a punchlist shall not postpone the date of substantial completion of Landlord's Work or result in a delay or abatement of Tenant's obligation to pay rent or give rise to a damage claim against Landlord. Landlord shall use reasonable best efforts to complete all items on the punch list within thirty (30) days after preparation thereof.

                                       2.

         B. COMMON AREAS. As used in this Lease, "Common Areas" shall mean all portions of the Project not leased or demised for lease to specific tenants. During the Lease Term, Tenant and its licensees, invitees, customers and employees shall have the non-exclusive right to use the public portions of the Common Areas, including all parking areas, landscaped areas, entrances, lobbies, elevators, stairs, corridors, and public restrooms in common with Landlord, other Project tenants and their respective licensees, invitees, customers and employees. Landlord shall at all times have exclusive control and management of the Common Areas and no diminution thereof shall be deemed a constructive or actual eviction or entitle Tenant to compensation or a reduction or abatement of rent. Landlord in its discretion may increase, decrease or change the number, locations and dimensions of any Common Areas and other improvements shown on Exhibit A which are not within the Premises, so long as the same does not materially interfere with Tenant's use and enjoyment of and access to the Premises and parking rights hereunder.

         C. PROJECT. Landlord reserves the right in its sole discretion to modify or alter the configuration or number of buildings in the Project so long as the same does not materially interfere with Tenant's use and enjoyment of and access to the Premises and parking rights hereunder, and provided further that upon such modification or alteration, the Project Area as set forth in Section 1(f) shall be adjusted to reflect such modification or alteration.

         D. RENTABLE SQUARE FOOTAGE. Within ninety (90) days after the Commencement Date of this Lease, Landlord shall cause its architect to compute (with copy to Tenant) the Rentable Square Footage of the Premises and the Project to be computed in accordance with American National Standard Z65.1-1996 Method of Measuring Floor Space in Office Buildings as published by the Building Owners and Managers Association, as amended from time to time, and this Lease shall be deemed amended to incorporate such measurement.

3. TERM. The Commencement Date listed in Section I of this Lease represents an estimate of the Commencement Date. This Lease shall commence on the estimated Commencement Date if tenant improvement work required of Landlord pursuant to this Lease ("Landlord's Work") is substantially completed (as that term is used in the construction industry) by such date and Tenant has had at least 75 days access to the premises for construction of Tenant's Work (which access may require coordination with Landlord's Work), but otherwise the Commencement Date shall be first to occur of the following events (i) the date on which Landlord notifies Tenant that Landlord's Work is substantially complete, and Tenant has had at least 75 days access to the premises for construction of Tenant's Work (which access may require coordination with Landlord's Work), (ii) the date on which Tenant takes possession or commences beneficial occupancy of the Premises, or (iii) if substantial completion of Landlord's Work is delayed due to Tenant's failure to perform its obligations under this Lease, then the date determined by Landlord as the date upon which Landlord's Work would have been substantially completed, and Tenant has had at least 75 days access to the premises for construction of Tenant's Work (which access may require coordination with Landlord's

                                       3.

         Work), but for Tenant's failure to perform. If this Commencement Date is later than the Section 1 Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Landlord shall confirm the Commencement Date by written notice to Tenant. This Lease shall be for a term ("Lease Term") beginning on the Commencement Date and ending on the Expiration Date, unless extended or sooner terminated in accordance with the terms of this Lease. All provisions of this Lease, other than those relating to payment of Base Monthly Rent and Additional Rent, shall become effective on the date that Tenant or its officers, agents, employees or contractors is first present on the Premises for inspection, construction or move in purposes.

4.       RENT

         A. BASE MONTHLY RENT. Tenant shall pay Landlord monthly base rent in the initial amount in Section 1 which shall be payable monthly in advance on the first day of each and every calendar month ("Base Monthly Rent") provided, however, the first month's Base Monthly Rent (in the estimated amount of $7,441) is due and payable upon execution of this Lease.

                  For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated Rents, provided herein, to the periods which correspond to the actual Rent payments as provided under the terms and conditions of this agreement.

         B. EXPENSES. The purpose of this Section 4(b) is to ensure that Tenant bears a share of all Expenses related to the use, maintenance, ownership, repair or replacement, and insurance of the Project. Accordingly, beginning on the date Tenant takes possession of the Premises, Tenant shall each month pay to Landlord one-twelfth (1/12) of Tenant's Share of Expenses related to the Project. As used in this Lease, "Tenant's Share" shall mean the Premises Area, as defined in Section 1(e), divided by the Project Area, as defined in Section 1(f), and "Tenant's Share of Expenses" shall mean the total Expenses for the Project for the applicable calendar year multiplied by Tenant's Share. Landlord may specially allocate individual expenses where and in the manner necessary, in Landlord's reasonable discretion, to appropriately reflect the consumption of the expense or service. Where multiple premises are served by a common meter, Landlord shall allocate charges based on Landlord's reasonable estimate of proportionate usage.

                  1) EXPENSES DEFINED. The term "Expenses" shall mean all costs and expenses of the ownership, operation, maintenance, repair or replacement, and insurance of the Project, including without limitation, the following costs:

                           (a) All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the Project,

                                       4.

                           (b)      All maintenance, janitorial, legal,
                           accounting, insurance, service agreement and management (including on-site management office) costs related to the Project;

                           (c) All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking Areas (including resurfacing and restriping parking areas), walkways, building exteriors (including painting), signs and directories, repairing and replacing roofs, walls, etc. These costs may be included either based on actual expenditures or the use of an accounting reserve based on past cost experience for the Project.

                           (d)      Amortization (along with reasonable
                           financing charges) of capital additions or improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord in its sole discretion to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred).

                           (e) Real Property Taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by Rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof "Real Property Taxes" shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income, or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state federal or any improvement or other district, whether such tax is (1) determined by the value of the Project or the Rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof, (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project, (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project, (5) based on any parking spaces or parking facilities provided in the Project, 6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants, or (7) otherwise based on the operation of the Project (such as transit, carpooling or environmental facilities.

                                       5.

                           (f) Notwithstanding any other provision of this Lease to the contrary, Landlord agrees that Expenses as defined in Section 4(b) shall not include: leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Project; the cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord receives reimbursement as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant; any depreciation on the Project; capital additions except as provided in subsection
                           (d) above; overhead profit increments paid to Landlord's subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis; all interest, loan fees, and other carrying costs related to any mortgage or deed of trust or related to any capital item not chargeable as an Expense, and all rental and other payable due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature unless the purchase of such equipment would have been chargeable as an Expense (and except janitorial equipment which is not affixed to the Project); any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord; advertising and promotional expenditures; any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Project, or due to Landlord's gross negligence or willful misconduct; the cost of correcting any building code or other violations which were violations prior to the Commencement Date of this Lease; the cost of containing, removing, or otherwise remediating any contamination of the Project (including the underlying land and ground water) by any toxic or hazardous materials (including, without limitation, asbestos and "PCB's") where such contamination was present as of the Commencement Date or was brought onto the Project thereafter by Landlord, its employees or contractors; management costs to the extent they exceed management costs charged for similar facilities in the area; costs for sculpture, paintings, or other objects of art (and insurance thereon or extraordinary security in connection therewith); wages, salaries, or other compensation paid to any executive employees above the grade of building manager.

                  2) ANNUAL ESTIMATE OF EXPENSES. When Tenant takes possession of the Premises, Landlord shall estimate Tenant's Share of Expenses for the remainder of the calendar year, and at the commencement of each calendar year thereafter, Landlord shall provide Tenant with an estimate of Tenant's Share of Expenses for the ensuing calendar year.

                                       6.

                  3) MONTHLY PAYMENT OF EXPENSES. Tenant shall pay to Landlord, monthly in advance, as Additional Rent, one-twelfth (1/12) of the Annual Estimate of Tenant's Share of Expenses beginning on the date Tenant takes possession of the Premises. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year and such accounting shall reflect Tenant's Share of Expenses. If the Additional Rent paid by Tenant under this Section 4(b)(3) during the preceding calendar year was less than the actual amount of Tenant's Share of Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within 30 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant's receipt of this notice. Tenant shall have thirty (30) days from receipt of such notice to contest the amount due, failure to so notify Landlord shall represent final determination of Tenant's Share of Expenses. If Tenant's payments were greater than the actual amount, then such overpayment shall be credited by Landlord to Tenant's Share of Expenses due under this Section 4(b)(3).

         C. RENT WITHOUT OFFSET AND LATE CHARGE. As used herein, "Rent" shall mean all monetary sums due from Tenant to Landlord. All Base Monthly Rent shall be paid by Tenant to Landlord without prior notice or demand in advance on the first day of every calendar month, at the address shown in Section 1, or such other place as landlord may designate in writing from time to time. Whether or not so designated, all other sums due from Tenant under this Lease shall constitute "Additional Rent", payable without prior notice or demand when specified in this Lease, but if not specified, then within thirty (30) days of demand. All Rent shall be paid without any deduction or offset whatsoever. All Rent shall be paid in lawful currency of the United States of America. Proration of Rent due for any partial month shall be calculated by dividing the number of days in the month for which Rent is due by the actual number of days in that month and multiplying by the applicable monthly rate. Tenant acknowledges that late payment by Tenant to Landlord of any Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any Rent or other sum due from Tenant is not received when due, Tenant shall pay to Landlord an additional sum equal to 10% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default. Additionally, all such delinquent Rent or other sums, plus this late charge, shall bear interest at the rate of 18 percent per annum. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. Any payments of any kind

                                       7.

                  returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of Rent or other sums due by money order or cashier's check.

5. PREPAID RENT. [intentionally omitted -- See Section 4(a) for first month's rent]

6.       LETTER OF CREDIT.

         A. LETTER OF CREDIT. Tenant shall, within fifteen (15) days after the date of full execution of this Lease and in accordance with this Section 6, (i) cause a Letter of Credit in the amount of Fifty Thousand Dollars ($50,000) (the "Letter of Credit") to be issued by the L/C Bank in favor of Landlord, and its successors, assigns and transferees and will cause delivery of such letter of credit to Landlord.

         B.       INTENTIONALLY OMITTED.

         C. MAINTENANCE OF LETTER OF CREDIT. Tenant will cause the Letter of Credit to remain in full force and effect during the entire Term and thereafter until the earlier of the date Landlord acknowledges Tenant has completed all restoration obligations under the lease or 60 days after expiration or earlier termination of the Lease. The specific requirements for the Letter of Credit and the rights of Landlord to make draws thereon will be as set forth in this Section 6. Subject to this Section 6, but anything else in this Lease to the contrary notwithstanding, all of Tenant's rights and all of Landlord's obligations under this Lease are strictly contingent on Tenant's causing the Letter of Credit to remain in full force and effect during the entire Term.

         D. PAYMENT AND HOLDING OF DRAW PROCEEDS. Immediately upon, and at any time or from time to time after, the occurrence of any one or more Draw Events, Landlord will have the unconditional right to draw on the Letter of Credit, in the full amount thereof or in any lesser amount or amounts as Landlord may determine, in its sole and absolute discretion, in accordance with this Section 6. Upon the payment of Landlord of the Draw Proceeds, Landlord will hold the Draw Proceeds in its own name and for its own account, without liability for interest, and as security for the performance by Tenant of Tenant's covenants and obligations (theretofore or thereafter arising) under this Lease, and will be entitled to use and apply any and all of the Draw Proceeds from time to time solely to compensate Landlord hereunder. Among other things, it is expressly understood that the Draw Proceeds will not be considered an advance payment of Basic Rent or Additional Rent or a measure of Landlord's damages resulting from any Event of Default hereunder (past, present or future). Further, immediately upon the occurrence of any one or more Draw Events, Landlord may, from time to time and without prejudice to any other remedy, use the Draw Proceeds (whether from a contemporaneous or prior draw on the Letter of Credit) to the extent necessary to make good any arrearages of Basic Rent or Additional Rent, to pay to Landlord any and all amounts to which Landlord is entitled in connection with the pursuit of any one or more of its remedies hereunder, and to compensate Landlord for any

                                       8.

                  and all other damage, injury, expense or liability caused to Landlord by any and all such Events of Default. Any delays in Landlord's draw on the Letter of Credit or in landlord's use of the Draw Proceeds will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds. Following any such application of the Draw Proceeds, Tenant will either pay to Landlord on demand the cash amount so applied in order to restore the Draw Proceeds to the fall amount thereof immediately prior to such application or cause the Letter of Credit to be replenished to its full amount thereunder. Landlord will not be liable for any indirect, consequential, special or punitive damages incurred by Tenant arising from a claim that Landlord violated the bankruptcy code's automatic stay in connection with any draw by Landlord of any Draw Proceeds, Landlord's liability under such circumstances being limited to the reimbursement of direct costs as and to the extent expressly provided in this
                  Section 6. Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property rights or interests in any Draw Proceeds; provided, however, that upon the expiration or earlier termination of this Lease, and so long as there then exist no Draw Events or Event of Default hereunder, Landlord agrees to return any remaining unapplied balance of the Draw Proceeds then held by Landlord, and the Letter of Credit itself (if and to the extent not previously drawn in full) to Tenant.

         E. TRANSFERABILITY. If Landlord transfers its interest in the Project during the Term, Landlord may transfer the Letter of Credit and any and all Draw Proceeds then held by Landlord to the transferee and thereafter will have no further liability with respect to the Letter of Credit or the Draw Proceeds, including, without limitation, any liability for the return of the Letter of Credit, so long as the transferee has assumed all of Landlord's obligations under this Lease accruing after the date of transfer. Tenant is responsible for any and all fees or costs (whether payable to the L/C Bank or otherwise) in order to effect such transfer of the Letter of Credit.

         F. ADDITIONAL TERMS. In addition to compliance with the other terms and conditions of this Section 6, the Letter of Credit shall provide as follows:

                  In the event that you receive, prior to the expiration date herein set forth, any payment (from a source other than drafts drawn under this Letter of Credit) for invoices on the debtor's account and within ninety (90) days after receipt of said payment (i) a petition is filed by or against (Account Debtor) with a United States Bankruptcy Court; (ii) (Account Debtor) is the subject of any other proceeding, voluntary or involuntary, which under applicable State or Federal law could result in the return of such payment, then the expiration date hereof shall automatically be extended to a date that is one hundred twenty (120) days after the date of such filing, assignment or proceeding and, if this Letter of Credit has previously expired, our obligations hereunder shall be reinstated up to the amount of such payment only, but in no event more than (face amount) in aggregate.

         G.       APPLICABLE DEFINITIONS.

                                       9.

         "DRAW EVENT" means each of the following events:

                  (1)      the occurrence of any one or more of the following:
                  (i) Tenant's filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Tenant's making a general assignment or general arrangement for the benefit of creditors, (ii) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Tenant (or its guarantor hereunder) and such filing not being dismissed within 60 days, (iii) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, (iv) the appointment of a "custodian," as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Tenant, or the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession not being restored to Tenant within 60 days, or (v) the subjection of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease to attachment, execution or other judicial seizure and such subjection not being discharged within 60 days; or

                  (2) the failure of Tenant, not less than 30 days prior to the stated expiration date of the Letter of Credit then in effect, to cause an extension, renewal or replacement issuance of the Letter of Credit, at the reduced amount, if any, applicable under Section 6, to be effected, which extension, renewal or replacement issuance will be made by the L/C Bank, and, except as expressly provided in Section 6, will otherwise meet all of the requirements of the initial Letter of Credit hereunder, which failure will be an Event of Default under this Lease; or

                  (3) the failure of Tenant to make when due any payment of Basic Rent, of any monthly installment of any Additional Rent, or pay any other monetary obligation within three days after the amount is due; or

                  (4) the failure by Tenant to pay any amount due hereunder within 10 days after the amount is due; or

                  (5) the breach by Tenant of any non-monetary obligation hereunder which is not cured within 30 days after notice of the default from Landlord, which notice may be in the form of a proof of claim in the event of a bankruptcy filing, provided that if such failure cannot with due diligence by cured within 30 days, Tenant will have the right to cure the default if Tenant commences such cure promptly and within the 30 day period and thereafter diligently and prosecutes such cure to completion.

                                      10.

         "DRAW PROCEEDS" means the proceeds of any draw or draws made by Landlord under the Letter of Credit, together with any and all interest accruing thereon.

         "L/C BANK" means Union Bank, as agent of GE Capital Corporation, or any other United States bank or other financial institution which is approved by Landlord in Landlord's reasonable discretion.

         "LETTER OF CREDIT" means that certain irrevocable Letter of Credit, in the amounts set forth in Section 6, issued by the L/C Bank, as required under Section 6 and, if applicable, as extended, renewed, replaced or modified from time to time in accordance with this lease, which Letter of Credit will be in a form reasonably acceptable to Landlord. Any Letter of Credit provided hereunder shall state that the beneficiary thereunder must submit with any draw request a signed and dated statement worded as follows with the instructions in brackets therein complied with: "The undersigned, an authorized representative of [insert beneficiary name] hereby certifies that a Draw Event has occurred under the terms of the lease between Gull Industries, as landlord, and Tenant dated [insert date] relating to the premises located at 5907 Fourth Ave. S., Seattle, Washington."

7. USE OF PREMISES AND PROJECT FACILITIES. Tenant shall use the Premises solely for the purposes set forth in Section 1 and for no other purpose whatsoever without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld so long as Tenant's proposed use meets Landlord's then-existing use criteria for the Project and complies with all applicable zoning regulations. Except as provided in writing in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, without compensation or notice to Tenant, so long as the same does not materially interfere with Tenant's use and enjoyment of the Premises and the Common Areas of the Project nor with Tenant's parking rights hereunder. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and the Project, including, without limitation, the rules and regulations attached hereto as Exhibit D and any reasonable modifications to these rules and regulations as Landlord may adopt from time to time. Tenant acknowledges that, except for Landlord's obligations pursuant to Section 13, Landlord's Work and the Tenant Improvements, Tenant is solely responsible for ensuring that the Premises comply with any and all governmental regulations applicable to Tenant's conduct of business on the Premises, and that Tenant is solely responsible for any alterations or improvements that may be required by such regulations, now existing or hereafter adopted. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project, unless Tenant agrees to reimburse Landlord for any increase directly related to Tenant's use, or which will in any way increase the premiums for fire or casualty insurance carried by

                                      11.

         other tenants in the Project. Tenant will not perform any act or carry on any practices that may injure the Premises or the Project; that may be a nuisance or menace to other tenants in the Project; or that shall in any way materially interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, cooking (except for preparation of employee meals) or the preparation, or manufacture or mixing of anything that might emit any reasonably objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises, except for guide dogs to assist the physically disabled.

8.       HAZARDOUS SUBSTANCES; DISRUPTIVE ACTIVITIES

         a.       HAZARDOUS SUBSTANCES.

                  (1) Presence and Use of Hazardous Substances. As used in this Lease, "Hazardous Substances" shall mean anything which may be harmful to persons or property, including, but not limited to, materials designated as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended, 42 USC 9601, et seq., or as a Hazardous Substance, Hazardous Household Substance, Moderate Risk Waste or Hazardous Waste under RCW 70.105 .010, or which is regulated by any federal, state, or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment. Tenant shall not, without Landlord's prior written consent, keep on or around the Premises, Common Areas or Building, for use, disposal, treatment, generation, storage or sale, any Hazardous Substances except such Hazardous Substances as are commonly used in general administrative office operations and those which are listed on Exhibit G attached hereto and a made a part hereof ("Permitted Substances"). Tenant shall have the right to periodically update the list of Permitted Substances by provided written notice thereof to Landlord for Landlord's consent in Landlord's discretion. With respect to any Hazardous Substance, Tenant shall:

                           (i) Comply promptly, timely, and completely with all governmental requirements for reporting, keeping, and submitting manifests, and obtaining and keeping current identification numbers;

                           (ii) Submit to Landlord true and correct copies of all reports, manifests, and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities;

                           (iii) Within five (5) days of Landlord's request, submit written reports to Landlord regarding Tenant's use, storage, treatment, transportation, generation, disposal or sale of Hazardous Substances and provide evidence

                                      12.

                           satisfactory to Landlord of Tenant's compliance with the applicable government regulations;

                           (iv) Allow Landlord or Landlord's agent or representative to come on the Premises in conformance with the entry rights and notice requirements specified in Section 22 to check Tenant's compliance with all applicable governmental regulations regarding Hazardous Substances, provided that Landlord shall use reasonable means to minimize interference with the Tenant's use of the Premises;

                           (v) Comply with minimum levels, standards or other performance standards or requirements which may be set forth or established for certain Hazardous Substances (if minimum standards or levels are applicable to Hazardous Substances present on the Premises, such levels or standards shall be established by an on-site inspection by the appropriate governmental authorities and shall be set forth in an addendum to this Lease); and

                           (vi) Comply with all applicable governmental rules, regulations and requirements regarding the proper and lawful use, sale, transportation, generation, treatment, and disposal of Hazardous Substances.

                  (2) If Landlord has reasonable cause to believe that Tenant is not in compliance with this Section 8, then any and all costs incurred by Landlord and associated with Landlord's monitoring of Tenant's compliance with this Section 8, including Landlord's reasonable attorneys' fees and costs, shall be Additional Rent and shall be due and payable to Landlord immediately upon demand by Landlord.

         B.       CLEANUP COSTS, DEFAULT AND INDEMNIFICATION.

                  (1) Tenant shall be fully and completely liable to Landlord for any and all cleanup costs, and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises, Common Areas, or Building.

                  (2) Tenant shall indemnify, defend and save Landlord and Landlord's lender, if any, harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Landlord (as well as Landlord's and Landlord's lender's attorneys' fees and costs) as a result of Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances.

                  (3) Upon Tenant's default under this Section 8, in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled in addition to all other rights and remedies under this Lease to recover any and all damages associated with the default, including, but not limited to cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by

                                      13.

                  Landlord and other tenants of the Building arising from Tenant's default under this Section 8, any and all damages and claims asserted by third parties which arise from Tenant's default under this Section 8, and Landlord's reasonable attorneys' fees and costs.

         C.       DISPOSAL OF WASTE.

                  (1) Refuse Disposal. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for storage or disposal of such materials in a clean and sanitary condition.

                  (2) Sewage Disposal. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system
                  (a) for the disposal of anything except sanitary sewage or (b) in excess of the lesser amount (i) reasonably contemplated by the uses permitted under this Lease or (ii) permitted by any governmental entity. Tenant shall keep that portion of the sewage disposal system located within the Premises free of all obstructions and in good operating condition.

                  (3) Disposal of Other Waste. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises in such a manner that it does not, and will not, adversely affect the (a) health or safety of persons, wherever located, whether on the Premises or elsewhere (b) condition, use or enjoyment of the Premises or Project, or (c) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

         D.       Disruptive Activities. Tenant shall not:

                  (1) Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not, outside the Premises, be materially different that the light or heat from other sources outside the Premises;

                  (2) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

                  (3) Create, or permit to be created, any ground vibration that is materially discernible outside the Premises;

                  (4) Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, or about the Project; or

                                      14.

                  (5) Create, or permit to be created, any noxious odor that is disruptive to the business operations of any other tenant in the Project.

9. SIGNAGE. All signage installed by Tenant shall comply with rules and regulations set forth by Landlord as may be modified from time to time. Current rules and regulations relating to signs are described on Exhibit E [PLEASE PROVIDE FOR REVIEW]. Tenant shall have the right to install window blinds or screens within the Premises. Tenant shall place no stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord's prior written consent. Any material violating this provision may be destroyed by Landlord without compensation to Tenant.

10. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

11. PARKING. Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a right to use forty (40) stalls in the designated parking areas in the Project for the use of full-sized passenger automobiles during the term of this Lease. Of the total 40 stalls which Tenant is entitled to use, those stalls which are located within the first three (3) rows of parking adjacent to the Premises and south of the demising wall of the Premises as identified on Exhibit H hereto shall be made available to Tenant on a reserved, exclusive basis at no extra charge to Tenant. Landlord reserves the right at any time to grant non-exclusive use to other tenants with respect to the unreserved stalls within the parking area, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, and to make changes in the parking layout from time to time, so long as the same does not reduce the number of parking stalls which Tenant is entitled to use and the new location of such stalls is in reasonably close proximity to the Premises and accomplishes the security purpose of the three row reservation. Employees of Tenant shall have the right to park their vehicles on an overnight basis where necessitated by the work schedules of such employees. Any vehicle violating any vehicle regulation adopted by Landlord and posted in the parking area is subject to removal at the owner's expense.

12. UTILITIES; SERVICES. Subject to the next paragraph, Landlord shall furnish the Premises with electricity for Tenant's use as set forth in
         Section 1(d), including lighting and low power usage for office machines and light manufacturing, and water for restroom facilities. From 7:00 a.m. to 6:00 p.m. on weekdays and 9:00 a.m. to 1:00 p.m. on Saturday, excluding legal holidays ("Normal Business Hours"), Landlord shall furnish the Premises with heat and air conditioning services as required, in Landlord's reasonable judgment, for the comfortable use and occupancy of the Premises. Landlord shall provide further services (such as janitorial services and trash disposal) if Landlord and Tenant specifically agree to such additional services and identify such services with specificity on Exhibit F hereto [SUBJECT TO DISCUSSION]. If requested by Tenant, Landlord shall furnish heat and air conditioning services at times other than Normal Business

                                      15.

         Hours, and supplements to Exhibit F special services, and Tenant shall pay for such additional services as additional rent at such reasonable rates as Landlord may establish from time to time.

         Tenant has examined the existing electrical and mechanical systems and is familiar with their capacities. If Tenant requires any additional capacity, Tenant shall install such additional capacity as part of the Tenant Improvements pursuant to Exhibit C (which cost shall be paid pursuant to Section 7 of Exhibit C). If, in Landlord's reasonable estimation, Tenant's usage of electrical or mechanical systems exceeds the consumption of spaces jointly metered or maintained with the Premises, Landlord may specially allocate to Tenant the actual cost of such excess consumption, and Tenant shall pay Landlord in advance, as additional rent, on the first day of each month during the Term, the amount reasonably estimated by Landlord as the cost of such excess consumption. Landlord shall be entitled to install and operate, at Tenant's cost, a monitoring/metering system in the Premises to measure the added demands on electricity and the HVAC systems resulting from such equipment and lights, and from Tenant's HVAC requirements during other than Normal Business Hours. Tenant acknowledges that Landlord shall have sole control over the determination of what utility providers serve the Project, and Landlord shall have no obligation to give access or easement rights or otherwise allow onto the Project any utility providers except those approved by Landlord in its discretion. If, for any reason, Landlord permits Tenant to purchase utility services from a provider other than Landlord's designated compan(ies), such provider shall be considered a contractor of Tenant and Tenant shall indemnify defend and hold Landlord harmless from such provider's acts and omissions while in, or in connection with their services to, the Building or Project in accordance with the terms and conditions of
         Article 15. In addition, Tenant shall allow Landlord to purchase such utility service from Tenant's provider at Tenant's rate or at such lower rate as can be negotiated by the aggregation of Landlord's tenants' requirements for such utility.

         Except for the costs of above-building standard and/or after-hours services, which shall be paid directly by Tenant, the costs of all utilities and services provided pursuant to this Section 12 shall be Expenses allocated to Tenant as part of Tenant's Share of Expenses pursuant to Section 4(b), above. Tenant shall pay when due and directly to the service provider any telephone or other services metered, chargeable or provided to the Premises and not charged as part of Tenant's Share of Expenses.

         Landlord does not warrant that any utilities or services will be free from interruption including by reason of accident, repairs, alterations or improvements and including by reason of computer programming weaknesses. No utility interruption shall be deemed an eviction or disturbance of Tenant, or render Landlord liable to Tenant for damages, or relieve Tenant from the full and complete performance of all of Tenant's obligations under this Lease.

         Landlord may provide such security for the Project as it deems appropriate. Landlord understands that Tenant will independently be providing security for the Premises. During other than Normal Business Hours, Landlord may restrict access to the Project in accordance with the Project's security system. Except to the extent caused by the gross

                                      16.

         negligence or willful misconduct of Landlord, its agents or contractors, Landlord shall not be liable to Tenant for injury to Tenant's agents, employees, customers or invitees, or for losses due to theft or burglary, or for damages done by unauthorized persons in the Project.

13. MAINTENANCE. Landlord shall maintain, in good condition and repair, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), subflooring and roof (including support and membrane but excluding skylights), the unexposed electrical, plumbing and sewerage systems, including those portions of the systems lying outside the Premises, gutters and downspouts on the Building and the heating, ventilating and air conditioning system servicing the Premises; provided, however, the cost of all such maintenance shall be subject to the relevant provisions of
         Section 4(b). Except as provided above, Tenant shall maintain and repair the interior portions of the Premises in good condition and repair, including, without limitation, maintaining and repairing all internal walls, storefronts, floors, ceilings, interior and exterior doors, exterior and interior windows and fixtures and interior exposed plumbing, as well as damage caused by Tenant, its agents, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the Term, except for reasonable wear and tear or damage caused by fire or other casualty.

14. ALTERATIONS. Other than Landlord's Work and Tenant's Work, which shall be governed by the Work Letter, Tenant shall not make any alterations to the Premises, or to the Project, including any changes to the existing landscaping, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall have the right to make alterations and improvements to the Premises without Landlord's consent (but only after having provided not less than 15 days prior written notice to Landlord) where the same (i) will not materially affect the structural components of the building in which the Premises is located or the building systems, and (ii) will not exceed the cost of $10,000. If Landlord gives its consent to alterations, Landlord may post notices of non-responsibility in accordance with the laws of the state in which the premises are located. Tenant may, at the time of requesting Landlord's consent to alterations, further request in writing that Landlord elect, at the time of granting consent, whether such alterations must be removed upon termination of the Lease. If Tenant so requests, Landlord shall make such election at the time of granting consent to the alteration (or if no consent is required, then within fifteen days of Tenant's request). Failure of Landlord to respond to Tenant's request shall be deemed an election that the alteration need not be removed on termination of this Lease. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, within 30 days before or 30 days after expiration of the term, elect to require Tenant to remove any alterations which Tenant may have made to the Premises except such alterations as Tenant has received consent to leave as provided above. If Landlord elects to require removal of an alteration, at its own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term or within 30 days after notice of its election is given, whichever is later.

                                      17.

         Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, which approval shall not be unreasonably withheld, delayed or conditioned, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications reasonably approved by Landlord. All such construction shall be performed in a manner which will not unreasonably interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics' liens which may result from construction by Tenant. Tenant shall not use any portion of the common areas in connection with an alteration without the prior written consent of Landlord.

15.      RELEASE AND INDEMNITY.

         A. INDEMNITY. Except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, Tenant shall indemnify, defend (using legal counsel acceptable to Landlord) and save Landlord and its property manager harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including Landlord's personnel and overhead costs and reasonable attorneys fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation but excluding consequential damages such as lost profits) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to, any property arising out of or in connection with (i) Tenant's occupation, use or improvement of the Premises, or that of its employees, agents or contractors, or (ii) any act or omission of Tenant, its officers, agents or employees in or about the Premises. Tenant agrees that the foregoing indemnity specifically covers actions brought by its own employees. This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity is specifically and expressly intended to, constitute a waiver of Tenant's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Landlord with a full and complete indemnity from claims made by Tenant and its employees, to the extent provided herein. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises.

                  Except to the extent caused by the gross negligence or willful misconduct of Tenant, its agents, employees or contractors, Landlord shall indemnify, defend and save Tenant harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including reasonable attorneys fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation but excluding consequential damages such as lost profits) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to, any property to the extent caused by (i) the activities of Landlord during improvement of the Premises or Project, or the activities of its employees, agents or contractors or (ii) any act or omission of Landlord, its officers, agents or employees in the Common Areas. Landlord agrees that the

                                      18.

                  foregoing indemnity specifically covers actions brought by its own employees. This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity is specifically and expressly intended to, constitute a waiver of Landlord's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Tenant with a full and complete indemnity from claims made by Landlord and its employees, to the extent provided herein.

                  LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF SECTION 8 AND THIS SECTION 15 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

         B. RELEASE. Tenant hereby fully and completely waives and releases all claims against Landlord for any losses or other damages sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, including but not limited to: any defect in or failure of Project equipment; any failure to make repairs; any defect, failure, surge in, or interruption of Project facilities or services; any defect in or failure of Common Areas; broken glass; water leakage; the collapse of any Building component; or any act, omission or negligence of co-tenants, licensees or any other persons or occupants of the Building, provided only that the release contained in this
                  Section 15(b) shall not apply to claims for actual damage to persons or property (excluding consequential damages such as lost profits) resulting directly from Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant.

                  Notwithstanding any other provision of this Lease, and to the fullest extent permitted by law, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom, whether such injury or loss results from conditions arising upon the Premises or the Project, or from other sources or places including, without limitation, any interruption of services and utilities or any casualty, or from any cause whatsoever, including, Landlord's negligence, and regardless of whether the cause of such injury or loss or the means of repairing the same is inaccessible to Landlord or Tenant. Tenant may elect, at its sole cost and expense, to obtain business interruption insurance with respect to such potential injury or loss.

         C. LIMITATION ON INDEMNITY. In compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which Landlord or Tenant (the "Indemnitor") agrees to indemnify the other (the "Indemnitee") against liability for damages arising out of bodily injury to Persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Premises, (i) shall not apply to damages caused by or resulting from the sole

                                      19.

                  negligence of the Indemnitee, its agents or employees, and
                  (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee's agents or employees, and (b) the Indemnitor or the Indemnitor's agents or employees, shall apply only to the extent of the Indemnitor's negligence; PROVIDED, HOWEVER, the limitations on indemnity set forth in this Section shall automatically and without further act by either Landlord or Tenant be deemed amended so as to remove any of the restrictions contained in this Section no longer required by then applicable law.

         D. DEFINITIONS. As used in any Section establishing indemnity or release of Landlord, "Landlord" shall include Landlord, its partners, officers, agents, employees and contractors, and "Tenant" shall include Tenant and any person or entity claiming through Tenant.

16. INSURANCE. Landlord shall maintain, or cause to be maintained, standard fire and extended coverage insurance on the Project (excluding leasehold improvements by Tenant in excess of those standard for the building and Tenant's property) in amounts considered by Landlord to be reasonable and customary. The insurance required to be obtained by Landlord may be obtained by Landlord through blanket or master policies insuring other entities or properties owned or controlled by Landlord.

         Tenant shall, throughout the term of this Lease and any renewal hereof, at its own expense, keep and maintain in full force and effect, a policy of commercial general liability (occurrence form) insurance, including contractual liability (including Tenant's indemnification obligations under this Lease) insuring Tenant's activities upon, in or about the Premises or the Project, against claims of bodily injury or death or property damage or loss with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) in the aggregate, with such increases in limits as Landlord may from time to time require consistent with insurance requirements of institutional landlords in similar projects in the area. If Tenant manufactures on the Premises consumer goods using any materials supplied by Landlord (including but not limited to water supplied as part of utilities to the Premises), Tenant's insurance shall include products liability insurance in the amounts specified for the commercial general liability insurance.

         Tenant shall further, throughout the term of this Lease and any renewal thereof, at its own expense, keep and maintain in full force and effect, what is commonly referred to as "Special Cause of Loss" or "Special" coverage insurance (excluding earthquake and flood) on tenant's leasehold improvements in an amount equal to one hundred percent (100%) of the replacement value thereof with a coinsurance waiver. The proceeds from any such policy shall be used by Tenant for the restoration of Tenant's improvements or alterations. As used in this Lease, "tenant's leasehold improvements" shall mean any alterations, additions or improvements installed in or about the Premises by or with Landlord's permission or otherwise permitted by this Lease, whether or not the cost thereof was paid for by Tenant.

                                      20.

         All insurance required to be provided by Tenant under this Lease: (a) shall be issued by Insurance companies authorized to do business in the state in which the premises are located with a financial rating of at least an AVIII status as rated in the most recent edition of Best's Insurance Reports or equivalent rating organization; (b) shall be issued as a primary policy; shall be on an occurrence basis; (c) name Landlord and Landlord's property manager as additional insured; and (d) shall contain an endorsement requiring at least 30 days prior written notice of cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease and at the time of all renewals thereof. If Tenant fails at any time to maintain the insurance required by this Lease, and fails to cure such default within five (5) business days of written notice from Landlord then, in addition to all other remedies available under this Lease and applicable law, Landlord may purchase such insurance on Tenant's behalf and the cost of such insurance shall be Additional Rent due within thirty (30) days of written invoice from Landlord to Tenant.

         Each party hereto waives all rights of recovery, claims, actions or causes of actions arising in any manner in its (the "Injured Party's") favor and against the other party for loss or damage to the Injured Party's property located within or constituting a part or all of the Project, to the extent the loss or damage: (a) is covered by the Injured Party's insurance; or (b) would have been covered by the insurance the Injured Party is required to carry under this Lease, whichever is greater, regardless of the cause or origin, including the sole, contributory, partial, joint, comparative or concurrent negligence of the other party. All insurance carried by either Landlord or Tenant covering the losses and damages described in this section shall provide for such waiver of rights of subrogation by the Injured Party's insurance carrier to the maximum extent that the same is permitted under the laws and regulations governing the writing of insurance within the state in which the building is located. Both parties hereto are obligated to obtain such a waiver and provide evidence to the other party of such waiver. The waiver set forth in this section shall be in addition to, and not in substitution for, any other waivers, indemnities or exclusions of liability set forth in this Lease.

17. DESTRUCTION. If during the term, the Premises or Project are more than 30% destroyed from any cause, or rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of such event without compensation to Tenant. If in Landlord's estimation, the Premises cannot be restored within 90 days following such destruction, the Landlord shall notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within 30 days of receipt of Landlord's notice. If neither Landlord nor Tenant terminates this Lease as provided above, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of Base Monthly Rent and Tenant's Share of Expenses between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant's use of the Premises.

                                      21.

18.      CONDEMNATION.

         a. TAKING. If all of the Premises are taken by Eminent Domain, this Lease shall terminate as of the date Tenant is required to vacate the Premises and all Base and Additional Rent shall be paid to that date. The term "Eminent Domain" shall include the taking or damaging of property by, through or under any governmental or statutory authority, and any purchase or acquisition in lieu thereof, whether the damaging or taking is by government or any other person. If, in the reasonable judgment of Landlord, a taking of any part of the Premises by Eminent Domain renders the remainder thereof unusable for the business of Tenant (or the cost of restoration of the Premises is not commercially reasonable), the Lease may, at the option of either party, be terminated by written notice given to the other party not more than thirty (30) days after Landlord gives Tenant written notice of the taking, and such termination shall be effective as of the date when Tenant is required to vacate the portion of the Premises so taken. If this Lease is so terminated, all Base and Additional Rent shall be paid to the date of termination. Whenever any portion of the Premises is taken by Eminent Domain and this Lease is not terminated, Landlord shall at its expense proceed with all reasonable dispatch to restore, to the extent of available proceeds, the remainder of the Premises to the condition they were in immediately prior to such taking, including the Landlord's Work and Tenant's Work described in the Work Letter, and Tenant shall at its expense proceed with all reasonable dispatch to restore its personal property and all improvements and alterations other than the Tenant's Work made by it to the Premises to the same condition they were in immediately prior to such taking. The Base and Additional Rent payable hereunder shall be reduced from the date Tenant is required to partially vacate the Premises in the same proportion that the Rentable Area taken bears to the total Rentable Area of the Premises prior to taking.

         b. AWARD. Landlord reserves all right to the entire damage award or payment for any taking by Eminent Domain, and Tenant waives all claim whatsoever against Landlord for damages for termination of its leasehold interest in the Premises or for interference with its business. Tenant hereby grants and assigns to Landlord any right Tenant may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment as Landlord may from time to time request. Tenant shall, however, have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in moving Tenant's merchandise, furniture, trade fixtures and equipment, provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not out of or as part of Landlord's damages.

19. ASSIGNMENT OR SUBLEASE. Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent which shall not be unreasonably withheld for tenants meeting Landlord's

                                      22.

         then-existing standards for creditworthiness and use. No assignment or sublease shall release Tenant from the obligation to perform all obligations under this Lease. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least 25% of the value of the assets of Tenant shall be deemed a voluntary assignment. The phrase "controlling percentage" means ownership of and right to vote stock possessing at least 25% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for election of directors. This Section 19 shall not apply to corporations the stock of which is traded through an exchange or over the counter. Seventy-five (75%) of all rent received by Tenant from its subtenants in excess of the Rent payable by Tenant to Landlord under this Lease, or any sums to be paid by an assignee to Tenant in consideration of the assignment of this Lease after deducting therefrom brokers' commissions, reasonable attorneys' fees and costs for improving the Premises for such subtenants or assignee (said costs to be amortized, without interest, over the term of the sublease or remaining term of the Lease, as applicable), shall be paid to Landlord. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, $100 or Landlord's reasonable attorney's fees, not to exceed $ 1,000, incurred in connection with such request, whichever is greater.

         No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) if a writ of attachment or execution is levied on this Lease; or (c) if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

         Notwithstanding anything to the contrary contained in this Lease, provided that the net worth of the succeeding entity is not less than 75% of the net worth of Tenant, Tenant may assign this Lease or sublet the Premises, or any portion thereof, without Landlord's consent, to any entity which controls, is controlled by, or is under common control with Tenant; to any entity which results from a merger of, reorganization of, or consolidation with Tenant; to any entity engaged in a joint venture with Tenant; or to any entity which acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each a "Permitted

                                      23.

         Transfer"). In addition, a sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, or (2) Tenant is or becomes a publicly traded corporation. Landlord shall have no right to terminate the Lease in connection with, and shall have no right to any sums or other economic consideration resulting from any Permitted Transfer.

20. EVENT OF DEFAULT. The occurrence of any of the following shall constitute a default by Tenant: (a) a failure to pay Rent or other charge when due, provided that Landlord shall not exercise any of its rights under this Section 20(a) until Landlord has given Tenant notice of such default and a cure period of three (3) days from receipt of such notice, and Tenant has failed to pay such rent or other charge or establish the entry system within such cure period; (b) abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten consecutive days while in monetary default under this Lease shall be conclusively deemed an abandonment and vacation); or (c) failure to perform any other provision of this Lease, provided that Landlord shall not exercise any of its rights under this Section 20(c) until Landlord has given Tenant notice of such default and a cure period of thirty (30) days from receipt of such notice, and Tenant has failed to cure such default within such cure period, provided further that if more than thirty (30) days are required to complete such performance, the cure period shall not be deemed to have run so long as Tenant commences to cure such default within the thirty (30) day period and thereafter diligently pursues its completion. The notice required by this Section is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

21. LANDLORD'S REMEDIES. If an Event of Default by Tenant occurs, Landlord shall have the following remedies. (These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law): Landlord may terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) the worth of the unpaid Rent that had been earned at the time of termination of Tenant's right to possession; (2) the worth of the amount of the unpaid Rent that would have been earned after the date of termination of Tenant's right to possession less the amount that Tenant proves Landlord should be able to earn during such period net of all releasing costs; (3) any other amount, including but not limited to, expenses incurred to relet the Premises, court, attorney and collection costs, necessary to compensate Landlord for all detriment caused by Tenant's default. "The Worth," as used for Item (1) in this Paragraph 21 is to be computed by allowing interest at the rate of 12 percent per annum. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. "The Worth" as used for Item (2) in this Paragraph 21 is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant's right of possession.

                                      24.

22. ENTRY ON PREMISES. Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times on reasonable prior notice (provided that no notice shall be required in an emergency) for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) to post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last 90 days of the Term, or during any period while Tenant is in default; (d) to show the Premises to prospective brokers, agents, buyers or persons interested in purchasing the Project, at any time during the Term, or to prospective tenants interested in leasing the Premises during the last 90 days of the Term; or (e) to repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises or the Project; provided, however, with respect to each of subclauses (a) through (e) above, Landlord agrees that any entry into the Premises will be limited to accomplishment of tasks set forth in Landlord's notice, and Landlord shall use commercially reasonable best efforts not to prevent entry to the Premises or otherwise interfere with Tenant's use and enjoyment of the Premises and Project, and Landlord shall diligently perform the relevant work or task to completion. Tenant shall have the right to have a representative present during any entry within the Premises by Landlord. Notwithstanding the foregoing, in the event that Landlord requires access to the Premises during any time period when no Tenant representative is available and Landlord reasonably believes that a condition exists within any portion of the Premises, which condition poses an immediate threat of harm to any person or property (i.e., an "emergency"), Tenant hereby instructs Landlord to use whatever force and means are reasonably necessary to gain access to the Premises. Except to the extent caused by Landlord's gross negligence or willful misconduct (and in any event excluding consequential damages such as lost profits), Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this
         Section 22. Except as otherwise set forth in this Lease, Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this Section 22. Without limiting any other requirement of Landlord herein, Landlord shall conduct its activities on the Premises in a commercially reasonable manner so as to limit inconvenience, annoyance or disturbance to Tenant to the maximum extent practicable.

23.      SUBORDINATION; ESTOPPEL CERTIFICATE.

         a. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all times to
                  (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the

                                      25.

                  event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust. Notwithstanding the foregoing, Tenant shall not be required to subordinate its interest under this Lease unless (a) such subordination does not materially increase Tenant's obligations, or materially decrease its rights under this Lease, and (b) Landlord first obtains from the holder of the mortgage, deed of trust, or other instrument of security to which this Lease is to become subordinated a written agreement that provides substantially the following: "As long as Tenant performs its obligations under this Lease, Tenant shall not be disturbed in its quiet enjoyment under this Lease by any foreclosure of, deed given in lieu of foreclosure of, or sale under the encumbrance, or steps or procedures taken under the encumbrance."

         b. ESTOPPEL CERTIFICATE. Tenant shall, within 10 days of demand, execute and deliver to Landlord a written statement certifying: (i) the commencement and the expiration date of the Term; (ii) the amount of Base Rent and the date to which it has been paid; (iii) that this Lease is in full force and effect and has not been assigned or amended in any way (or specifying the date and terms of each agreement so affecting this Lease) and that no part of the Premises has been sublet (or to the extent such is not the case, a copy of any sublease); (iv) that Landlord is not in default under this Lease (or if such is not the case, the extent and nature of such default); (v) on the date of such certification, there are no existing defenses or claims which Tenant has against Landlord (or if such is not the case, the extent and nature of such defenses or claims); (vi) the amount of the Security Deposit held by Landlord; and (vii) any other fact or representation that a mortgagee or purchaser may reasonably request. It is intended that any such statement shall be binding upon Tenant and may be relied upon by a prospective purchaser or mortgagee. If Tenant fails to respond within 10 days of receipt of a written request by Landlord therefor, (a) Tenant shall be deemed to have given a certificate as above provided, without modification, and shall be conclusively deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, and (b) Landlord may impose a fee of $100 per day for each day of delay in providing the statement by Tenant after the 10 day period.

24. NOTICE. Any notice, demand or request required hereunder shall be given in writing to the party's facsimile number or address set forth in
         Section 1 hereof by any of the following means: (a) personal service;
         (b) electronic communication, whether by telex, telegram or facsimile with electronic confirmation; (c) overnight courier; or (d) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as above provided. Any notice,

                                      26.

         demand or request sent pursuant to either subsection (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means with electronic confirmation of receipt. Any notice, demand or request sent pursuant to subsection (c) hereof shall be deemed received on the business day immediately following deposit with the overnight courier and, if sent pursuant to subsection (d), shall be deemed received forty-eight (48) hours following deposit in the U.S. mail. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of occupying the same, then such service may be made by attaching the same on the main entrance of the Premises.

25. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. TENANT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, WHERE TENANT HAS RECEIVED A NOTICE TO CURE DEFAULT (WHETHER RENT OR NON-RENT), NO ACCEPTANCE BY LANDLORD OF RENT SHALL BE DEEMED A WAIVER OF SUCH NOTICE, AND, INCLUDING BUT WITHOUT LIMITATION, NO ACCEPTANCE BY LANDLORD OF PARTIAL RENT SHALL BE DEEMED TO WAIVE OR CURE ANY RENT DEFAULT. LANDLORD MAY, IN ITS DISCRETION, AFTER RECEIPT OF PARTIAL PAYMENT OF RENT, REFUND SAME AND CONTINUE ANY PENDING ACTION TO COLLECT THE FULL AMOUNT DUE, OR MAY MODIFY ITS DEMAND TO THE UNPAID PORTION. IN EITHER EVENT THE DEFAULT SHALL BE DEEMED UNCURED UNTIL THE FULL AMOUNT IS PAID IN GOOD FUNDS.

26. SURRENDER OF PREMISES; HOLDING OVER. Upon expiration of the term, Tenant shall surrender to Landlord the Premises and all Tenant's Work and Tenant Improvements and alterations in good condition, except for ordinary wear and tear and alterations Tenant has the right or is obligated to remove under the provisions of Section 14 herein. Tenant shall remove all personal property including, without limitation, all data and phone wires, wallpaper, paneling and other decorative improvements or fixtures which were not part of the Tenant Improvements and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the Term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the Term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or

                                      27.

         disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's cost for storage, removal or disposal of Tenant's personal property.

         If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable as provided under Washington law, by either party. All provisions of this Lease, except those pertaining to term and Rent, shall apply to the month-to-month tenancy. During any holdover term, Tenant shall pay Base Monthly Rent in an amount equal to 150% of Base Monthly Rent for the last full calendar month during the regular term plus 100% of Tenant's share of Expenses pursuant to Section 4(b)(3). If Tenant fails to surrender possession of the Premises upon termination or expiration of this Lease and if Tenant does not obtain Landlord's written consent to Tenant's continued occupancy, then Tenant shall be deemed a trespasser and shall be liable to Landlord for all damages sustained by Landlord as a result thereof, together with Base Rate at a rate double the Latest Rate.

27. LIMITATION OF LANDLORD'S LIABILITY. In consideration of the benefits accruing hereunder, Tenant agrees that, in the event of any actual or alleged failure, breach or default of this Lease by Landlord, Landlord's liability under this Lease shall be limited to, and Tenant shall look only to Landlord interest in the Project and the rents and proceeds thereof.

28. BUILDING PLANNING. If Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with the Project planning program, upon notifying Tenant in writing, Landlord shall have the right to move Tenant to other space in the Project that is substantially the same in size, configuration and tenant improvements, such move (including out-of-pocket ancillary costs such as reprinting of stationary) to be at Landlord's sole cost and expense. Upon such move, the terms and conditions of the original Lease shall remain in full force and effect, save and excepting that a revised Exhibit "A" shall become part of this Lease and shall reflect the location of the new space and Section 1 of this Lease shall be amended to include and state all correct data as to the new space.

29.      MISCELLANEOUS PROVISIONS.

         a. TIME OF ESSENCE. Time is of the essence of each provision of this Lease.

         b. SUCCESSOR. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 19 herein.

         c. LANDLORD'S CONSENT. Any consent required by Landlord under this Lease must be granted in writing and may be withheld or conditioned by Landlord in its sole and absolute discretion.

         d. COMMISSIONS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker(s) identified in Section 1. Landlord shall pay a commission,

                                      28.

                  to be divided equally among the brokers, of Five Percent of Base Monthly Rent for the first 60 months, to be paid one-half on lease execution and one-half on occupancy. Each party shall be responsible for, and indemnify the other party against, any additional sums claimed by its broker. Landlord and Tenant recognize that it is possible that they may hereafter make additional agreements regarding further extension or renewal of this Lease or a new lease or leases for all or one or more parts of the Premises or other space in the Project for a term or terms commencing after the Commencement Date of this Lease. Landlord and Tenant recognize that it is also possible that they may hereafter modify this Lease to add additional space or to substitute space as part of the Premises. If any such additional agreements, new leases or modifications to this Lease are made, Landlord shall not have any obligation to pay any compensation to any real estate broker or to any other third person engaged by Tenant to render services to Tenant in connection with negotiating such matters, regardless of whether under the circumstances such person is or is not regarded by the law as an agent of Landlord.

         e. OTHER CHARGES. If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees and costs of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and reasonable attorneys' fees charged to Landlord in addition to Rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of $75 to Landlord for preparation of a demand for delinquent Rent.

         f. FORCE MAJEURE. Landlord shall not be deemed in default hereof nor liable for damages arising from its failure to perform its duties or obligations hereunder if such is due to causes beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authorities, fires, floods, windstorms, earthquakes, strikes or labor disturbances, civil commotion, delays in transportation, governmental delays or war.

         g. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the "Rules and Regulations", a copy of which is attached hereto, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the building or Project of said tenant or occupant's lease or of any of said Rules and Regulations.

         h. LANDLORD'S SUCCESSORS. In the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

                                      29.

         i. INTERPRETATION. This Lease shall be construed and interpreted in accordance with the laws of the state in which the premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

         j. PRIOR UNDERSTANDINGS. Tenant acknowledges that neither Landlord nor anyone representing Landlord has made statements of any kind whatsoever on which Tenant has relied in entering into this Lease. Tenant further acknowledges that Tenant has relied solely on its independent investigation and its own business judgment in entering into this Lease. Landlord and Tenant agree that: this Lease supersedes all prior and contemporaneous understandings and agreement; the provisions of this Lease are intended by them as the final expression of their agreement; this Lease constitutes the complete and exclusive statement of its terms; and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. No provision of this Lease may be amended except by an agreement in writing signed by the parties hereto or their respective successors in interest, whether or not such amendment is supported by new consideration.

         k. AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation. If Tenant is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said partnership and that this Lease is binding upon said partnership in accordance with its terms, and concurrently with execution of this Lease, Tenant shall deliver to Landlord such evidence of authorization as Landlord may require. If Tenant is a marital community, or a member of a marital community, both members of the marital community shall execute this Lease. Where Tenant is comprised of more than one person or entity, all covenants, agreements and obligations of Tenant hereunder shall be the joint and several covenants, agreements and obligations of each person or entity comprising.

         l. CLEAN AIR ACT. Tenant acknowledges that Landlord has not made any portion of the Premises or the Building accessible for smoking in compliance with WAC 296-62-12000. If Tenant wishes to make any portion of the Premises accessible for smoking, Tenant shall make all improvements necessary to comply with all applicable governmental rules and regulations. Tenant acknowledges that the indemnity contained in Section 15 of the Lease includes, but is not limited to

                                      30.

                  claims based on the presence of tobacco smoke as a result of the activities of Tenant, its employees, agents, or guests.

30. OPTION TO RENEW. Tenant is granted the right to extend the term of this Lease beyond the expiration date of the initial term for one period of sixty (60) months (the "Extended Term"). Tenant may not exercise its Extension Right if it is then in default beyond any applicable cure period or if it has ever been in default beyond any applicable cure period more than two (2) times in any twelve (12) month period. Tenant may exercise its Extension Right by delivering written notice thereof to Landlord not later than one hundred eighty (180) days prior to the expiration of the initial term. In the Extended Term, all terms and conditions of this Lease shall apply, except (i) the Work Letter Agreement shall not apply, and (ii) the Base Monthly Rent for the Extended Term shall be ninety-five percent (95%) of the Fair Market Rent for a similar lease and term for similarly situated and improved space, provided that in no event shall the Base Monthly Rent for the Extended Term be less than the Base Monthly Rent for the last month of the initial term. Extension Rights shall apply to all of the Premises then under lease to Tenant. Tenant's Extension Right is personal and may not be exercised by any assignee or sublessee other than an affiliate of Tenant or a successor by merger or consolidation.

         The term "Fair Market Rent" for the purposes of this Lease shall mean the annual amount per rentable square foot that Lessor has accepted in current, new comparable transactions in the Project for comparable space, for a comparable period of time, with improvements comparable to those existing in the Premises on the date Tenant exercises its Extension Right (or with such restoration as Tenant would be required to make upon termination of the Lease, if such would increase the Fair Market Rent) from non-expansion, non-renewal and non-equity tenants, or if there are not a sufficient number of current comparable transactions in the Project, what a willing, comparable, new, non-expansion, non-renewal, non-equity tenant would pay, and a willing, comparable landlord of a comparable building would accept under the transaction as further defined above.

         If Landlord and Tenant are not able to agree on the Fair Market Rent component for the Extended Term within thirty days after Tenant's notice of election to renew, then such Fair Market Rent shall be determined as follows. Landlord and Tenant shall each select an appraiser with at least ten years experience in the SODO/Dwamish area. If the two appraisers are unable to agree within ten days after their selection, they shall select a similarly qualified third appraiser (the "Neutral Appraiser"). Within twenty days after selection of the Neutral Appraiser, the three appraisers shall simultaneously exchange determinations of Fair Market Rent. If the lowest appraisal is not less than ninety percent (90%) of the highest appraisal, then the three appraisals shall be averaged and the result shall be the Fair Market Rent. If the lowest appraisal is less than ninety percent (90%) of the highest appraisal, then the Fair Market Rent shall be deemed the rent set forth in the appraisal submitted an appraiser appointed by a party that is closest in dollar amount to the appraisal submitted by the Neutral Appraiser.

31. AMERICANS WITH DISABILITIES ACT. Tenant shall be responsible for compliance with any requirements of the Americans with Disabilities Act of 1990 ("ADA") that may be imposed as a result of the Tenant's Work or Tenant Improvements

                                      31.

         constructed pursuant to the Work Letter Agreement. Landlord shall be responsible, at Landlord's expense, for the cost of remedying any violations of the ADA existing as of the Commencement Date, except that the cost of constructing the Tenant Improvements and Tenant's Work shall be paid in compliance with the Work Letter. Landlord hereby assumes responsibility for compliance with post-Commencement Date amendments or reinterpretations of the ADA relating to the Common Areas, and the cost of such compliance shall be an Expense. Tenant shall be responsible for ensuring that its Tenant's Work and Tenant Improvements do not cause violations of the ADA and for compliance with post-Commencement Date amendments or reinterpretations of the ADA relating to the Premises.

32. BUILDING CODES. Landlord shall be responsible, at Landlord's expense, for the cost of remedying any violations of the such building codes existing as of the Commencement Date except such violations as may be created by Tenant's construction of Tenant's Work and Tenant Improvements. Landlord hereby assumes responsibility for compliance with post-Commencement Date amendments or reinterpretations of the applicable building codes relating to the Common Areas, and the cost of such compliance shall be subject to Section 4(b). Tenant acknowledges that with respect to Landlord's obligations pursuant to Sections 31 and 32, Landlord shall be entitled to contest any notices of violation, and shall not be obligated to make any alterations or improvements until so ordered by the applicable governmental entities, and any contested matters have been finally resolved.

                                      32.

Landlord:         GULL INDUSTRIES, INC.

                  By:   /s/ William T. Vivian
                      -------------------------------
                      Its VICE PRESIDENT

                  By:   /s/ Robert L. Paquin
                      -------------------------------
                      Its COO

Tenant:           BLUE NILE, INC.

                  By:________________________________
                     Its

                  By:________________________________
                     Its

STATE OF WASHINGTON                 )
                                    ) ss
COUNTY OF KING                      )

         I certify that I know or have satisfactory evidence that William T. Vivian is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Vice President of Gull Industries to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

         Dated: 6/28/01

                                                   /s/ Janine Michele Wilson
                                             -----------------------------------
                                                          (Signature)

                                                     Janine  Michele Wilson
                                             -----------------------------------
                                                          (Print Name)

                                             Notary Public, in and for the State
                                             of Washington, residing at Kent
                                             My Commission Expires 9/1/01

                                      33.

STATE OF WASHINGTON                 )
                                    ) ss
COUNTY OF KING                      )

         I certify that I know or have satisfactory evidence that Robert L. Paquin is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Chief Operating Officer of Blue Nile Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

         Dated: 6/28/01

                                                  /s/ Janice Michele Wilson
                                             -----------------------------------
                                                         (Signature)

                                                   Janice Michele Wilson
                                             -----------------------------------
                                                       (Print Name)

                                             Notary Public, in and for the State
                                             of Washington, residing at Kent
                                             My Commission Expires 9/1/01

                                      34.

                                    EXHIBIT A

                                    PREMISES

                             [KEY PLAN & EXIT PATH]

                                    EXHIBIT B

                                     PROJECT

                                    EXHIBIT C
                               LANDLORD'S WORK AND
                              WORK LETTER AGREEMENT
                      [LANDLORD CONSTRUCTING IMPROVEMENTS]

         This Work Letter Agreement is part of that certain Lease ("Lease") by and between Gull Industries, Inc. ("Landlord") and Blue Nile, Inc. ("Tenant").

         This Work Letter Agreement shall govern the initial improvements to the Premises.

         Capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

                             1. TENANT IMPROVEMENTS.

         Reference herein to "Tenant Improvements" shall include all work to be done in the Premises pursuant to the Tenant Improvement Plans described in Paragraph 3 below, including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wall covering), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork. The parties specifically contemplate that the Tenant Improvements will include:
Security bars on skylight windows on east and west end of 18 foot high portion of space, floor to roof partition to the extent it does not presently exist along demising wall, enclosure of shop area, painting of entire Premises, new ceiling, energy efficient lighting, and new floor covering throughout space (areas of both VCT and industrial carpeting will be used). "Landlord's Work", as referenced in the Lease, shall consist of the Tenant Improvements constructed by Landlord pursuant to this Work Letter Agreement. The parties recognize that in addition, Landlord may construct (at its expense) earthquake bracing and/or a new roof, which work shall not be Landlord's Work and shall not be charged as a Tenant Improvement but which shall be coordinated with construction of the Tenant Improvements.

                          2. TENANT IMPROVEMENT PLANS.

         Tenant shall deliver final working drawings and specifications by JPC Architects to Landlord at the time Tenant signs the Lease. Such final working drawings and specifications shall have been approved by Tenant for use as the "Tenant Improvement Plans." The "Tenant Improvement Plans" must be consistent with Landlord's' standard specifications (the "Standards") for tenant improvements for the Building, as the same may be changed from time to time by Landlord. Landlord, with Tenant's cooperation, shall cause changes to be made in the Tenant Improvement Plans only as necessary to obtain the building permit. No further changes to the Tenant Improvement Plans may be made without the prior written approval from both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes.

                                      37.

                      3. NON-STANDARD TENANT IMPROVEMENTS.

         Landlord shall permit Tenant to deviate from the Standards for the Tenant Improvements; provided that (a) the deviations shall not be of a lesser quality than the Standards; (b) the total lighting for the Premises shall not exceed 1.65 watts per rentable square foot; (c) the deviations conform to applicable governmental regulations and necessary governmental permits and approvals have been secured; (d) the deviations do not require building service beyond the level normally provided to other tenants in the Building and do not overload the floors; and (e) Landlord has reasonably determined that the deviations are of a nature and quality that are consistent with the overall objectives of the Landlord for the Building.

                                4. FINAL PRICING.

         Landlord shall deliver final pricing to Tenant within 14 days after execution of the Lease and receipt of approved Tenant Improvement Plans. Tenant shall have the right to timely review of the cost components and approval of the final pricing. Said approval shall be provided by Tenant to Landlord within 72 hours of Tenant's receipt of the final pricing.

                             5. COMPLETION SCHEDULE.

         Landlord shall deliver a time table for completion of the installation of the Tenant Improvements to be constructed in the Premises, and Commencement Date for the Lease Term, to the Tenant within 14 days after execution of the Lease and receipt of approved Tenant Improvement Plans. Tenant shall then have the right to timely review of the time components and approval of the final schedule. Said approval shall be provided by Tenant to Landlord within 72 hours of receipt Tenant's of the final schedule.

                     6. CONSTRUCTION OF TENANT IMPROVEMENTS.

         Landlord shall enter into a construction contract with its contractor for the installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Landlord shall cause the Tenant Improvements to be constructed in a good and workmanlike manner in accordance with the Tenant Improvement Plans. Landlord shall be solely responsible to interpret Tenant Improvement Plans and shall supervise the completion of such work and shall use its commercially reasonable best efforts to secure substantial completion of the work in accordance with the Completion Schedule. Landlord shall not be liable for any direct or indirect damages as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, acts of God, inability to secure governmental approvals or permits, governmental restrictions, strikes, availability of materials or labor or delays by Tenant (or its architect or anyone performing services on behalf of Tenant).

                 7. PAYMENT OF COST OF THE TENANT IMPROVEMENTS.

a. Landlord hereby grants to Tenant an allowance ("Tenant Allowance") of up to Ten Dollars ($10.00) per Rentable Square Foot of the Premises, which is initially estimated as Ninety-Four Thousand Dollars ($94,000) and shall be reconciled upon final measurement of the Premises.

                                      38.

b.       (Subsection Intentionally Omitted)

c.       The Tenant Allowance shall be used only for:

         (1) Payment of the cost of preparing the space plan and the final working drawings and specifications, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Tenant Improvement Plans. The Tenant Allowance will not be used for the payment of extraordinary design work not included within the scope of Landlord's building standard improvements or for payments to any other consultants, designers or architects other than Landlord's architect and/or space planner.

         (2) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

         (3) Construction of the Tenant Improvements (specifically excluding, however, earthquake bracing and/or a new roof), including, without limitation, the following:

                  (a) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items.

                  (b) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises.

                  (c) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning.

                  (d) Any additional Tenant requirements including, but not limited to, odor control, special beating, ventilation and air conditioning, noise or vibration control or other special systems.

                  (e) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Premises.

                  (f) All plumbing, fixtures, pipes and accessories to be installed within the Premises.

                  (g)      Testing and inspection costs.

                  (h) Contractor's fees, including but not limited to any fees based on general conditions.

         (4) All other costs to be expended by Landlord in the construction of the Tenant Improvements, including those costs incurred by Landlord for construction of elements of the Tenant Improvements in the Premises.

                                      39.

         (5) Notwithstanding the above, the Tenant allowance may not be used for the vault or work inside or to the exterior thereof, cabling and security system constructed as Tenant's Work pursuant to Section 8 below or for earthquake bracing and/or a new roof.

d. The cost of each item shall be charged against the Tenant Allowance. In the event that the cost of installing the Tenant Improvements, as established by the final pricing schedule approved by Tenant and the construction contract approved by Tenant (including any change orders required to deal with plan inconsistencies or deficiencies or unanticipated conditions or changes requested by Tenant), shall exceed the Tenant Allowance, the excess shall be paid or bonded by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements.

e.       (Subsection Intentionally Omitted)

f.       (Subsection Intentionally Omitted)

g. Any unused portion of the Tenant Allowance shall be retained by Landlord.

                                8. TENANT'S WORK.

         Tenant Improvements shall not include Tenant's vault (which shall be a six-sided vault), Tenant's cabling or Tenant's security system (collectively "Tenant's Work"). Tenant may, simultaneous with construction of the Tenant Improvements contract for Tenant's Work, provided that (i) all such construction shall be pursuant to the approvals and requirements of Section 14 of the Lease, and (ii) Tenant shall coordinate Tenant's Work with the Tenant Improvements so as to prevent the Tenant's Work from causing any delay in construction of the Tenant Improvements.

                                      40.

                                    EXHIBIT D
                              RULES AND REGULATIONS

   TO BE DEVELOPED SUBJECT TO TENANT'S REASONABLE REVIEW AND APPROVAL OF RULES
         AND REGULATIONS SIMILAR TO THOSE COMMONLY FOUND IN PROJECTS OF
                              THIS TYPE IN THE AREA

                                      41.

                                    EXHIBIT E
                                  SIGN CRITERIA

   TO BE DEVELOPED SUBJECT TO TENANT'S REASONABLE REVIEW AND APPROVAL OF SIGN
             CRITERIA SIMILAR TO THOSE COMMONLY FOUND IN PROJECTS OF
                              THIS TYPE IN THE AREA

                                      42.

                                    EXHIBIT F
                        ADDITIONAL UTILITIES OR SERVICES
                                 [IF APPLICABLE]

                                      43.

                                    EXHIBIT G
                              PERMITTED SUBSTANCES

Propane tanks, oxygen tanks, acid-based rhodium plating solution, sulphuric acid, and rhodium sulfate.

                                      44.

                                    EXHIBIT H
                               PRESERVED PARKINGS